UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	94-3200380 (I.R.S. Employer Identification no.)

2131 Palomar Airport Road, Suite 300 Carlsbad, California (Address of principal executive offices)	92011 (Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which the form relates: __________ (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be so registered	each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
Not applicable
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock, $0.001 par value per share (the “Common Stock”), of Ardea Biosciences, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Form S-1 Registration Statement (File No. 333-114451), initially filed with the Securities and Exchange Commission on April 14, 2004, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference.
Item 2. Exhibits.
None.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARDEA BIOSCIENCES, INC.
Date: October 9, 2007	By:	/s/ Barry D. Quart
Barry D. Quart, Pharm. D
Chief Executive Officer